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Exhibit 99.1


                        CERTIFICATION OF CEO PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of China NetTV Holdings, Inc. (the "Company") on Form 10-Q for the period ending May 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Ronald Xie, as President and Chief Executive Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1)   The Report fully complies with the requirements of section 13(a) of the
      Securities   Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


By:  /s/ Ronald Xie
---------------------------------
Ronald Xie
President, CEO
July 11, 2003